Exhibit 10.1

BRANDYWINE REALTY TRUST
RESTRICTED SHARE AWARD

          This is a Restricted Share Award dated as of December 21, 2004, from Brandywine Realty Trust, a Maryland real estate investment trust (the “Company”) to Wyche Fowler (“Grantee”). Terms used herein as defined terms and not defined herein have the meanings assigned to them in the Brandywine Realty Trust 1997 Long-Term Incentive Plan, as amended from time to time (the “Plan”).

1. Definitions. As used herein:

(a) “Award” means the award of Restricted Shares hereby granted.

(b) “Board” means the Board of Trustees of the Company, as constituted from time to time.

(c) “Change of Control” means “Change of Control” as defined in the Plan.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(e) “Committee” means the Committee appointed by the Board in accordance with Section 2 of the Plan, if one is appointed and in existence at the time of reference. If no Committee has been appointed pursuant to Section 2, or if such a Committee is not in existence at the time of reference, “Committee” means the Board.

(f) “Date of Grant” means December 21, 2004, the date on which the Company awarded the Restricted Shares.

(g) “Disability” means “Disability” as defined in the Plan.

(h) “Fair Market Value” means “Fair Market Value” as defined in the Plan.

(i) “Restricted Period” means, with respect to each Restricted Share, the period beginning on the Date of Grant and ending on the applicable Vesting Date for such Restricted Share.

(j) “Restricted Shares” means the 747 Shares which are subject to vesting and forfeiture in accordance with the terms of this Award.

(k) “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, as in effect from time to time.

(l) “Share” means a common share of beneficial interest, $.01 par value per share, of the Company, subject to substitution or adjustment as provided in Section 3(c) of the Plan.

(m) “Trustee” means a member of the Board.

(n) “Vesting Date” means the date on which the restrictions imposed under Paragraph 3 on a Restricted Share lapse, as provided in Paragraph 4.

2. Grant of Restricted Shares. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to Grantee the Restricted Shares.

3. Restrictions on Restricted Share. Subject to the terms and conditions set forth herein and in the Plan, prior to the Vesting Date in respect of Restricted Shares, Grantee shall not be permitted to sell, transfer, pledge or assign such Restricted Shares. Share certificates evidencing Restricted Shares shall be held in custody by the Company until the restrictions thereon have lapsed. Concurrently herewith, Grantee shall deliver to the Company a share power, endorsed in blank, relating to the Restricted Shares covered by the Award. During the Restricted Period, share certificates evidencing Restricted Shares shall bear a legend in substantially the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE BRANDYWINE REALTY TRUST 1997 LONG-TERM INCENTIVE PLAN, AS AMENDED, AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND BRANDYWINE REALTY TRUST. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF BRANDYWINE REALTY TRUST AND WILL BE MADE AVAILABLE TO ANY SHAREHOLDER WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE COMPANY.

4. Lapse of Restrictions for Restricted Shares.

(a) Subject to the terms and conditions set forth herein and in the Plan, the restrictions set forth in Paragraph 3 on each Restricted Share that has not been forfeited as provided in Paragraph 5 shall lapse on the earlier of: (i) the applicable Vesting Date in respect of such Restricted Share; (ii) Grantee’s termination of service as a Trustee before the applicable Vesting Date because of Grantee’s death or Disability; or (iii) upon the occurrence of a Change of Control.

(b) Subject to Paragraph 4(a), a Vesting Date for Restricted Shares subject to the Award shall occur in accordance with the following schedule:

(i)	One-third of the Restricted Shares will vest on May 3, 2005;

(ii)	An additional one-third of the Restricted Shares will vest on May 3, 2006;

(iii)	An additional one-third of the Restricted Shares will vest on May 3, 2007.

5. Forfeiture of Restricted Shares.

(a) Subject to the terms and conditions set forth herein, if Grantee terminates service as a Trustee prior to the Vesting Date for a Restricted Share for reasons other than death or Disability or a Change of Control, Grantee shall forfeit any such Restricted Share which has not vested as of such termination of service. Upon a forfeiture of the Restricted Shares as provided in this Paragraph 5, the Restricted Shares shall be deemed canceled.

(b) The provisions of this Paragraph 5 shall not apply to Restricted Shares as to which the restrictions of Paragraph 3 have lapsed.

6. Rights of Grantee. During the Restricted Period, with respect to the Restricted Shares, Grantee shall have all of the rights of a shareholder of the Company, including the right to vote the Restricted Shares and the right to receive any distributions or dividends payable on Shares.

7. Notices. Any notice to the Company under this Award shall be made to:

Brandywine Realty Trust 401 Plymouth Road Suite 500 Plymouth Meeting, PA 19462 Attention: Chief Financial Officer

or such other address as may be provided to Grantee by written notice. Any notice to Grantee under this Award shall be made to Grantee at the address listed in the Company’s records. All notices under this Award shall be deemed to have been given when hand-delivered, telecopied or delivered by first class mail, postage prepaid, and shall be irrevocable once given.

8. Securities Laws. The Committee may from time to time impose any conditions on the Restricted Shares as it deems necessary or advisable to ensure that the Plan satisfies the conditions of Rule 16b-3, and that Shares are issued and resold in compliance with the Securities Act of 1933, as amended.

9. Delivery of Shares. Upon a Vesting Date, the Company shall notify Grantee (or Grantee’s legal representatives, estate or heirs, in the event of Grantee’s death before a Vesting Date) that the restrictions on the Restricted Shares have lapsed. Within ten (10) business days of a Vesting Date, the Company shall, without payment from Grantee for the Restricted Shares, deliver to Grantee a certificate for the Restricted Shares without any legend or restrictions, except for such restrictions as may be imposed by the Committee, in its sole judgment, under Paragraph 8, provided that no certificates for Shares will be delivered to Grantee until appropriate arrangements have been made with Company for the withholding of taxes (if any) which may be due with respect to such Shares. The Company is authorized to cancel a number of Shares for which the restrictions have lapsed having an aggregate Fair Market Value equal to the required tax withholdings (if any). The Company may condition delivery of certificates for Shares upon the prior receipt from Grantee of any undertakings which it may determine are required to assure that the certificates are being issued in compliance with federal and state securities laws. The right to payment of any fractional Shares shall be satisfied in cash, measured by the product of the fractional amount times the Fair Market Value of a Share on the Vesting Date, as determined by the Committee.

10. Award Not to Create Board Entitlement. The Award granted hereunder shall not confer upon Grantee any right to continue on the Board.

11. Miscellaneous.

(a) The address for Grantee to which notice, demands and other communications are to be given or delivered under or by reason of the provisions hereof shall be the Grantee’s address as reflected in the Company’s records.

(b) This Award and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of Pennsylvania.

BRANDYWINE REALTY TRUST

BY: ________________________________

TITLE: President and Chief Executive Officer

Accepted:

____________________________
Wyche Fowler